EXHIBIT 99 - May 1, 2000 PRESS RELEASE
                                                        NEWS RELEASE


                                                        Star Technologies, Inc.
                                                        Seven Pidgeon Hill Drive
                                                        Sterling, VA 20165

                                                        CONTACT:
                                                        Investor Relations
                                                        (703) 430-8130

                                                        FOR IMMEDIATE RELEASE



                        STAR ANNOUNCES SALE OF ASSETS OF
                       CURRAN DATA TECHNOLOGIES SUBSIDIARY



STERLING, VA, May 1, 2000 - Star Technologies, Inc. (OTCBB:STRRe), a provider of digital capture and imaging products and services, today announced that it has completed the sale of assets of Curran Data Technologies, Inc. (CDT), its data entry and document imaging services subsidiary based in Indianapolis, Indiana. The proceeds of the sale totaled $350,000. The Company stated that a portion of the proceeds was distributed to pay secured creditors and priority wage claims of CDT. The remaining proceeds from the sale were used to affect a pro-rata distribution to CDT creditors.
     With the completion of this sale, Star and its PowerScan subsidiary will focus exclusively on its digital image capture and processing software products. Concurrently, the Company will continue to aggressively pursue various alternatives to address its continuing financial crises.
     Star Technologies, Inc. is a provider of high quality products and services for government and commercial users worldwide involved in data capture, image capture and digital imaging. Star's PowerScan subsidiary designs, develops and supplies a complete line of digital image capture and processing software. Star is headquartered at Seven Pidgeon Hill Drive, Sterling, VA 20165. Telephone:
703/430-8130.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements in this news release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risk of technological change, the potential inability to finance future capital needs, operating losses and other risks described in the Company's Securities and Exchange filings.